UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2014

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54657	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2014 E-Waste Systems, Inc. established a company in the UK called EWS-China Ltd.  The new plan implemented to proceed with the expansion strategy in East Asia is managed through this new subsidiary.  An Executive Committee formed with both internal and external experienced resources will guide the operations. The company will be independently capitalized in order to design and develop ventures and support operations related to the eWaste, eVolve and eIncubator business units.

Partnership with a leading accounting firm with an understanding of the China market and business practices while focused on US GAAP accounting will provide, from day one, the consistent support to review all the contracts – either already existing or those that will be entered into in the future, to achieve the consolidation of balance sheet final results. Regular reporting, US GAAP accounting, proper financial controls, and full managerial responsibility provide the best practice tools to manage the operations, maintaining the full commitment to the highest standards and complete sustainability.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

None

EXHIBITS:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/       Martin Nielson
By:     Martin Nielson
Its:      Chief Executive Officer

Date:   September 22, 2014